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                         Catskill Financial Corporation
                              Holding Company for
                             Catskill Savings Bank

October 2, 1996

Dear Fellow Stockholder:

On September 4, 1996, we mailed you proxy materials in connection with our Special Meeting of Stockholders, to be held on Thursday, October 24, 1996. At the meeting, stockholders will be asked to vote to approve our stock option plan and management recognition plan. Our board of directors has recommended that the two plans be approved and I urge you to vote in favor of the two plans.

With those materials, we enclosed a proxy card for you to complete. According to our latest records, we have not received your proxy for this meeting.

Your vote is important. We ask that you sign and return the enclosed duplicated proxy card in the postage paid envelope provided so that your shares are represented at the meeting.

Because there are sometimes delays in the mail deliveries, please sign and return the enclosed proxy even if you returned the original.

Again, I urge you to vote in favor of the two plans.

Sincerely,

/s/ Wilbur J. Cross
- -------------------
Wilbur J. Cross
President, Chairman of the Board
and Chief Executive Officer

You should review the proxy statement before casting your vote. If you need another copy, please call David L. Guldenstern at 1-518-943-3600 and we will send one to you.






               341 Main Street, Catskill, NY 12414 - 518-943-3600